UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT
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MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
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On April 29, 2022, the Registrant published a memorandum to employees. Please note the following cautionary statement and additional information regarding the memorandum:

Important Cautionary Statement
This memorandum includes forward-looking statements, including, among other things, statements regarding our Company’s strong foundation for continued growth in 2022 and beyond. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this memorandum and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information
The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

The memorandum to employees read as follows:
Date: April 29, 2022
To: All Employees
From: Timothy R. Wright
Subject: Press Release Today

Yesterday, one of our shareholders made a filing with the SEC that included commentary about our company. We issued a press release in response this morning, which can be found here. I am not going to reiterate all the points we made in that press release here, and I do encourage you to read it on your own.

I suspect Prescience Point will be a familiar name to many of you, as they have been a shareholder for several years now and have made public statements before. MIMEDX has a long-standing history of engaging with the firm and its founder, Mr. Eiad Asbahi, just as we do with several other large shareholders; in fact, we have acted on a number of the ideas that our shareholders, including Prescience Point, have suggested over the years. Moreover, two members of our current Board of Directors, including our Board Chair, Dr. Kathy Behrens, were recommended to us by Prescience Point. That said, our top priority has always been to make sure that the strategy we are executing retains a long-term view, and any changes or initiatives we implement are only those that are truly in the best interest of our Company and all of our stakeholders, including those of our employees.

Together, we have built a new culture at MIMEDX, rooted in ethics, integrity, and core values, which is methodically focused on strategic long-term execution. We believe that a company’s integrity and credibility stem from exemplary leadership, and MIMEDX is not willing to compromise on our core values. Furthermore, we have taken decisive and positive actions to enhance shareholder value by transforming MIMEDX into a stronger company that is well-positioned in the near and long-term to capitalize on the growing opportunities in the regenerative medicine and placental biologics industries. The significant progress we have made over the past three years in particular has created a strong foundation for continued growth in 2022 and beyond. In short, we have a lot to be proud of and a lot to look forward to.

It is our expectation that you will see additional public communications on this topic over the coming weeks; despite that, it is very much business as usual for us. Our Board of Directors and entire management team are committed to continuing our strong momentum and accomplishing our objectives, and it is critical that we all stay focused on our mission and continue to execute with professionalism and the same level of expertise you bring to the job every day. I assure you that we are well advised, and this matter should not distract you from the great work you are doing to improve people’s health and lives every day.

We will continue to keep you informed, provide necessary updates, and answer questions you may have. You can contact either Hilary Dixon (XXX; XXX), Jack Howarth (XXX; XXX), or me directly (XXX). In the event that someone external to MIMEDX contacts you, please direct them to either Hilary or Jack.

Thank you all so much for your unwavering dedication. I’m grateful for the efforts of our talented team, especially during such a critical time for the healthcare industry. Our MIMEDX community can accomplish much together, and we are making a difference each day for our patients. Your efforts reinforce the integrity and core values of our company, and you have my sincere appreciation. Keep up the positive attitude and your good work.

Sincerely,
Tim